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                                                                   Exhibit 10.17

                              AMENDED AND RESTATED
                      ALLIANCE RESOURCE MANAGEMENT GP, LLC
                          2000 LONG-TERM INCENTIVE PLAN

         SECTION 1. Purpose of the Plan.

         The Alliance Resource Management GP, LLC Long-Term Incentive Plan (the "Plan") is intended to promote the interests of Alliance Resource Partners, L.P., a Delaware limited partnership (the "Partnership"), by providing to employees and directors of Alliance Resource Management GP, LLC (the "Company") and its Affiliates who perform services for the Partnership incentive compensation awards for superior performance that are based on Units. The Plan is also contemplated to enhance the ability of the Company and its Affiliates to attract and retain the services of individuals who are essential for the growth and profitability of the Partnership and to encourage them to devote their best efforts to the business of the Partnership, thereby advancing the interests of the Partnership and its partners.

         SECTION 2. Definitions.

         As used in the Plan, the following terms shall have the meanings set forth below:

         "Affiliate" means, with respect to any Person, any other Person that directly or indirectly through one or more intermediaries controls, is controlled by or is under common control with, the Person in question. As used herein, the term "control" means the possession, direct or indirect, of the power to direct or cause the direction of the management and policies of a Person, whether through ownership of voting securities, by contract or otherwise.

         "Award" means an Option or Restricted Unit granted under the Plan, and shall include any tandem DERs granted with respect to such Award.

         "Board" means the Board of Directors of the Company.

         "Cause" means:

                  (i)      fraud or embezzlement on the part of the Participant;

                  (ii) conviction of or the entry of a plea of nolo contendere by the Participant to any felony;

                  (iii) gross insubordination or a material breach of, or the willful failure or refusal by the Participant to perform and discharge his duties, responsibilities or obligations (other than by reason of disability or death) that is not corrected within thirty

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         (30) days following written notice thereof to the Participant, such notice to state with specificity the nature of the breach, failure or refusal; or

                  (iv) any act of willful misconduct by the Participant which (A) is intended to result in substantial personal enrichment of the Participant at the expense of the Partnership, the Company or any of their affiliates or (B) has a material adverse impact on the business or reputation of the Partnership, the Company or any of their affiliates (such determination to be made by the Partnership, the Company or any of their affiliates in the good faith exercise of their reasonable judgment).

         "Change in Control" means, and shall be deemed to have occurred upon the occurrence of one or more of the following events: (i) any sale, lease, exchange or other transfer (in one transaction or a series of related transactions) of all or substantially all of the assets of the Company or the Partnership to any Person or its Affiliates, unless immediately following such sale, lease, exchange or other transfer such assets are owned, directly or indirectly, by The Beacon Group, L.P. and its affiliated funds or the Company;
(ii) the consolidation or merger of the Company with or into another Person pursuant to a transaction in which the outstanding voting interests of the Company is changed into or exchanged for cash, securities or other property, other than any such transaction where (a) the outstanding voting interests of the Company is changed into or exchanged for voting stock or interests of the surviving corporation or its parent and (b) the holders of the voting interests of the Company immediately prior to such transaction own, directly or indirectly, not less than a majority of the voting stock or interests of the surviving corporation or its parent immediately after such transaction; or (iii) a "person" or "group" (within the meaning of Sections 13(d) or 14(d)(2) of the Exchange Act) being or becoming the "beneficial owner" (as defined in Rules 13d-3 and 13d-5 under the Exchange Act) of more than 50% of all voting interests of the Company then outstanding, other than (a) in a merger or consolidation which would not constitute a Change of Control under clause (ii) above and (b) The Beacon Group, LP and its affiliated funds.

         "Committee" means the Compensation Committee of the Board or such other committee of the Board appointed to administer the Plan.

         "DER" means a contingent right, granted in tandem with a specific Restricted Unit, to receive an amount in cash equal to the cash distributions made by the Partnership with respect to a Unit during the period such Restricted Unit is outstanding.

         "Director" means a "non-employee director" of the Company, as defined in Rule 16b-3.

         "Employee" means any employee of the Company or an Affiliate, as determined by the Committee.

         "Exchange Act" means the Securities Exchange Act of 1934, as amended.

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         "Fair Market Value" means the closing sales price of a Unit on the applicable date (or if there is no trading in the Units on such date, on the next preceding date on which there was trading) as reported in The Wall Street Journal (or other reporting service approved by the Committee). In the event Units are not publicly traded at the time a determination of fair market value is required to be made hereunder, the determination of fair market value shall be made in good faith by the Committee.

         "Good Reason," which shall mean:

                  (i)      a reduction in the Participant's Base Salary;

                  (ii) failure to pay the Participant any compensation due under an employment agreement, if any;

                  (iii) failure to continue to provide benefits substantially similar to those then enjoyed by the Participant unless the Partnership, the Company or their affiliates provide aggregate benefits equivalent to those then in effect;

                  (iv) failure to continue a compensation plan or to continue the Participant's participation in a plan on a basis not materially less favorable to the Participant, subject to the power of the Partnership, the Company or their affiliates to amend such plans in their reasonable discretion;

                  (v) the Partnership, the Company or their affiliates purported termination of the Participant's employment for Cause or disability not pursuant to a procedure indicating the specific provision of the definition of Cause contained in this Plan as the basis for such termination of employment;

         The Participant may not terminate for Good Reason unless he has given written notice delivered to the Partnership, the Company or their affiliates, as appropriate, of the action or inaction giving rise to Good Reason, and if such action or inaction is not corrected within thirty (30) days thereafter, such notice to state with specificity the nature of the breach, failure or refusal.

         "Option" means an option to purchase Units granted under the Plan.

         "Participant" means any Employee or Director granted an Award under the Plan.

         "Partnership Agreement" means the Amended and Restated Agreement of Limited Partnership of Alliance Resource Partners, L.P.

         "Person" means an individual or a corporation, limited liability company, partnership, joint venture, trust, unincorporated organization, association, government agency or political subdivision thereof or other entity.

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         "Restricted Period" means the period established by the Committee with respect to an Award during which the Award either remains subject to forfeiture or is not exercisable by or payable to the Participant. Notwithstanding anything in the Plan to the contrary, the Restricted Period with respect to any Award granted to an Employee may not terminate prior to the end of the Subordination Period (as defined in the Partnership Agreement).

         "Restricted Unit" means a phantom unit granted under the Plan which upon or following vesting entitles the Participant to receive a Unit or an equivalent amount of cash.

         "Rule 16b-3" means Rule 16b-3 promulgated by the SEC under the Exchange Act, or any successor rule or regulation thereto as in effect from time to time.

         "SEC" means the Securities and Exchange Commission, or any successor thereto.

         "Unit" means a Common Unit of the Partnership.

         SECTION 3. Administration.

         The Plan shall be administered by the Committee. A majority of the Committee shall constitute a quorum, and the acts of the members of the Committee who are present at any meeting thereof at which a quorum is present, or acts unanimously approved by the members of the Committee in writing, shall be the acts of the Committee. Subject to the following, the Committee, in its sole discretion, may delegate any or all of its powers and duties under the Plan, including the power to grant Awards under the Plan, to the Chief Executive Officer of the Company, subject to such limitations on such delegated powers and duties as the Committee may impose. Upon any such delegation all references in the Plan to the "Committee", other than in Section 7, shall be deemed to include the Chief Executive Officer; provided, however, that such delegation shall not limit the Chief Executive Officer's right to receive Awards under the Plan. Notwithstanding the foregoing, the Chief Executive Officer may not grant Awards to, or take any action with respect to any Award previously granted to, a person who is an officer subject to Rule 16b-3 or a member of the Board. Subject to the terms of the Plan and applicable law, and in addition to other express powers and authorizations conferred on the Committee by the Plan, the Committee shall have full power and authority to: (i) designate Participants; (ii) determine the type or types of Awards to be granted to a Participant; (iii) determine the number of Units to be covered by Awards; (iv) determine the terms and conditions of any Award; (v) determine whether, to what extent, and under what circumstances Awards may be settled, exercised, canceled, or forfeited; (vi) interpret and administer the Plan and any instrument or agreement relating to an Award made under the Plan; (vii) establish, amend, suspend, or waive such rules and regulations and appoint such agents as it shall deem appropriate for the proper administration of the Plan; and (viii) make any other determination and take any other action that the Committee deems necessary or desirable for the administration of the Plan. Unless otherwise expressly provided in the Plan, all designations, determinations, interpretations, and other decisions under or with respect to the Plan or any Award shall be within the sole discretion of the Committee, may be made at any time and shall be final, conclusive, and binding upon all

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Persons, including the Company, the Partnership, any Affiliate, any Participant,
and any beneficiary of any Award.

         SECTION 4. Units

         (a) Units Available. Subject to adjustment as provided in Section 4(c), the number of Units with respect to which Options and Restricted Units may be granted under the Plan is 600,000. If any Option or Restricted Unit is forfeited or otherwise terminates or is canceled without the delivery of Units, then the Units covered by such Award, to the extent of such forfeiture, termination or cancellation, shall again be Units with respect to which Options or Restricted Units may be granted.

         (b) Sources of Units Deliverable Under Awards. Any Units delivered pursuant to an Award shall consist, in whole or in part, of Units acquired in the open market, from any Affiliate, the Partnership or any other Person, or any combination of the foregoing, as determined by the Committee in its discretion.

         (c) Adjustments. In the event that the Committee determines that any distribution (whether in the form of cash, Units, other securities, or other property), recapitalization, split, reverse split, reorganization, merger, consolidation, split-up, spin-off, combination, repurchase, or exchange of Units or other securities of the Partnership, issuance of warrants or other rights to purchase Units or other securities of the Partnership, or other similar transaction or event affects the Units such that an adjustment is determined by the Committee to be appropriate in order to prevent dilution or enlargement of the benefits or potential benefits intended to be made available under the Plan, then the Committee shall, in such manner as it may deem equitable, adjust any or all of (i) the number and type of Units (or other securities or property) with respect to which Awards may be granted, (ii) the number and type of Units (or other securities or property) subject to outstanding Awards, and (iii) the grant or exercise price with respect to any Award or, if deemed appropriate, make provision for a cash payment to the holder of an outstanding Award; provided, that the number of Units subject to any Award shall always be a whole number.

         SECTION 5. Eligibility.

         Any Employee or Director shall be eligible to be designated a Participant and receive an Award under the Plan.

         SECTION 6. Awards.

         (a) Options. The Committee shall have the authority to determine the Employees and Directors to whom Options shall be granted, the number of Units to be covered by each Option, the purchase price therefor and the conditions and limitations applicable to the exercise of the Option, including the following terms and conditions and such additional terms and conditions, as the Committee shall determine, that are not inconsistent with the provisions of the Plan.

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                  (i)      Exercise Price. The purchase price per Unit
         purchasable under an Option shall be determined by the Committee at the time the Option is granted and may be more or less than its Fair Market Value as of the date of grant.

                  (ii) Time and Method of Exercise. The Committee shall determine the Restricted Period, i.e., the time or times at which an Option may be exercised in whole or in part, and the method or methods by which payment of the exercise price with respect thereto may be made or deemed to have been made which may include, without limitation, cash, check acceptable to the Company, a "cashless-broker" exercise through procedures approved by the Company, other securities or other property, a note from the Participant in a form acceptable to the Company, or any combination thereof, having a Fair Market Value on the exercise date equal to the relevant exercise price.

                  (iii) Term. Subject to earlier termination as provided in the grant agreement or the Plan, each Option shall expire on the 10th anniversary of its date of grant.

                  (iv) Forfeiture. Except as otherwise provided in the terms of the Option grant, upon termination of a Participant's employment with the Company and its Affiliates or membership on the Board, whichever is applicable, for any reason during the applicable Restricted Period, all Options shall be forfeited by the Participant. The Committee may, in its discretion, waive in whole or in part such forfeiture with respect to a Participant's Options.

         (b) Restricted Units. The Committee shall have the authority to determine the Employees and Directors to whom Restricted Units shall be granted, the number of Restricted Units to be granted to each such Participant, the duration of the Restricted Period (if any), the conditions under which the Restricted Units may become vested (which may be immediate upon grant) or forfeited, and such other terms and conditions as the Committee may establish with respect to such Awards, including whether DERs are granted with respect to such Restricted Units.

                  (i) DERs. To the extent provided by the Committee, in its discretion, a grant of Restricted Units may include a tandem DER grant, which may provide that such DERs shall be paid directly to the Participant, be credited to a bookkeeping account (with or without interest in the discretion of the Committee) subject to the same vesting restrictions as the tandem Award, or be subject to such other provisions or restrictions as determined by the Committee in its discretion. Notwithstanding the foregoing however, DERs shall not be granted with respect to any Award prior to the end of the Subordination Period.

                  (ii) Forfeiture. Except as otherwise provided in the terms of the Restricted Units grant, upon termination of a Participant's employment with the Company and its Affiliates or membership on the Board, whichever is applicable, for any reason during the applicable Restricted Period, all Restricted Units shall be forfeited by the Participant.

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         The Committee may, in its discretion, waive in whole or in part such forfeiture with respect to a Participant's Restricted Units.

                  (iii) Lapse of Restrictions. Upon or following the vesting of each Restricted Unit, the Participant shall be entitled to receive from the Company one Unit or cash equal to the Fair Market Value of one Unit, as determined by the Committee, subject to the provisions of
         Section 8(b).

         (c)      General.

                  (i) Awards May Be Granted Separately or Together. Awards may, in the discretion of the Committee, be granted either alone or in addition to, in tandem with, or in substitution for any other Award granted under the Plan or any award granted under any other plan of the Company or any Affiliate. Awards granted in addition to or in tandem with other Awards or awards granted under any other plan of the Company or any Affiliate may be granted either at the same time as or at a different time from the grant of such other Awards or awards.

                  (ii)     Limits on Transfer of Awards.

                           (A) Except as provided in (C) below, each Option shall be exercisable only by the Participant during the Participant's lifetime, or by the person to whom the Participant's rights shall pass by will or the laws of descent and distribution.

                           (B) Except as provided in (C) below, no Award and no right under any such Award may be assigned, alienated, pledged, attached, sold or otherwise transferred or encumbered by a Participant and any such purported assignment, alienation, pledge, attachment, sale, transfer or encumbrance shall be void and unenforceable against the Company or any Affiliate.

                           (C) To the extent specifically provided by the Committee with respect to an Award, an Award may be transferred by a Participant without consideration to immediate family members or related family trusts, limited partnerships or similar entities or on such terms and conditions as the Committee may from time to time establish. In addition, Awards may be transferred by will and the laws of descent and distribution.

                  (iii) Term of Awards. The term of each Award shall be for such period as may be determined by the Committee.

                  (iv) Unit Certificates. All certificates for Units or other securities of the Partnership delivered under the Plan pursuant to any Award or the exercise thereof shall be subject to such stop transfer orders and other restrictions as the Committee may deem advisable under the Plan or the rules, regulations, and other requirements of the SEC, any stock exchange upon which such Units or other securities are then listed, and any

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         applicable federal or state laws, and the Committee may cause a legend or legends to be put on any such certificates to make appropriate reference to such restrictions.

                  (v) Consideration for Grants. Awards may be granted for no cash consideration or for such consideration as the Committee determines.

                  (vi) Delivery of Units or other Securities and Payment by Participant of Consideration. Notwithstanding anything in the Plan or any grant agreement to the contrary, delivery of Units pursuant to the exercise or vesting of an Award may be deferred for any period during which, in the good faith determination of the Committee, the Company is not reasonably able to obtain Units to deliver pursuant to such Award without violating the rules or regulations of any applicable law or securities exchange. No Units or other securities shall be delivered pursuant to any Award until payment in full of any amount required to be paid pursuant to the Plan or the applicable Award grant agreement (including, without limitation, any exercise price or tax withholding) is received by the Company. Such payment may be made by such method or methods and in such form or forms as the Committee shall determine, including, without limitation, cash, other Awards, withholding of Units, cashless-broker exercises with simultaneous sale, or any combination thereof; provided that the combined value, as determined by the Committee, of all cash and cash equivalents and the Fair Market Value of any such Units or other property so tendered to the Company, as of the date of such tender, is at least equal to the full amount required to be paid to the Company pursuant to the Plan or the applicable Award agreement.

                  (vii) Change in Control. Upon a Change in Control, all Awards shall automatically vest and become payable or exercisable, as the case may be, in full. In this regard, all Restricted Periods shall terminate and all performance criteria, if any, shall be deemed to have been achieved at the maximum level. Notwithstanding the foregoing however, the Restricted Period may not terminate prior to the end of the Subordination Period.

                  (viii) Sale of Significant Assets. In the event the Partnership sells or otherwise dispose of a significant portion of the assets under its control, (such significance to be determined by action of the Board of the Company in its sole discretion) and as a consequence of such disposition (a) a Participant's employment is terminated by the Partnership, the Company or their affiliates without Cause or by the Participant for Good Reason or (b) as a result of such sale or disposition, the Participant's employer shall no longer be the Partnership, the Company or one of their affiliates, then all of such Participant's Awards shall automatically vest and become payable or exercisable, as the case may be, in full. In this regard, all Restricted Periods shall terminate and all performance criteria, if any, shall be deemed to have been achieved at the maximum level. Notwithstanding the foregoing however, the Restricted Period may not terminate prior to the end of the Subordination Period.

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         SECTION 7. Amendment and Termination.

         Except to the extent prohibited by applicable law and unless otherwise expressly provided in an Award agreement or in the Plan:

                  (a) Amendments to the Plan. Except as required by applicable law or the rules of the principal securities exchange on which the Units are traded and subject to Section 7(b) below, the Board or the Committee may amend, alter, suspend, discontinue, or terminate the Plan in any manner, including increasing the number of Units available for Awards under the Plan, without the consent of any partner, Participant, other holder or beneficiary of an Award, or other Person; provided, however, that no amendment may be made without the approval of a Unit Majority (as defined in the Partnership Agreement) that would either accelerate, with respect to an Award granted to an Employee, vesting to a date prior to the end of the Subordination Period or permit DERs to be granted prior to the end of the Subordination Period.

                  (b) Amendments to Awards. The Committee may waive any conditions or rights under, amend any terms of, or alter any Award theretofore granted, provided no change, other than pursuant to Section 7(c), in any Award shall materially reduce the benefit to Participant without the consent of such Participant.

                  (c) Adjustment of Awards Upon the Occurrence of Certain Unusual or Nonrecurring Events. The Committee is hereby authorized to make adjustments in the terms and conditions of, and the criteria included in, Awards in recognition of unusual or nonrecurring events (including, without limitation, the events described in Section 4(c) of the Plan) affecting the Partnership or the financial statements of the Partnership, or of changes in applicable laws, regulations, or accounting principles, whenever the Committee determines that such adjustments are appropriate in order to prevent dilution or enlargement of the benefits or potential benefits intended to be made available under the Plan.

         SECTION 8. General Provisions.

                  (a) No Rights to Award. No Person shall have any claim to be granted any Award under the Plan, and there is no obligation for uniformity of treatment of participants. The terms and conditions of awards need not be the same with respect to each recipient.

                  (b) Withholding. The Company or any Affiliate is authorized to withhold from any Award, from any payment due or transfer made under any Award or from any compensation or other amount owing to a Participant the amount (in cash, Units, other securities, Units that would otherwise be issued pursuant to such Award or other property) of any applicable taxes payable in respect of the grant of an Award, its exercise, the lapse of restrictions thereon, or any payment or transfer under an Award or under the Plan and to take such other action as may be necessary in the opinion of the Company to satisfy all obligations for the payment of such taxes.

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                  (c)      No Right to Employment. The grant of an Award shall
not be construed as giving a Participant the right to be retained in the employ of the Company or any Affiliate or to remain on the Board, as applicable. Further, the Company or an Affiliate may at any time dismiss a Participant from employment, free from any liability or any claim under the Plan, unless otherwise expressly provided in the Plan or in any Award agreement.

                  (d) Governing Law. The validity, construction, and effect of the Plan and any rules and regulations relating to the Plan shall be determined in accordance with the laws of the State of Delaware and applicable federal law.

                  (e) Severability. If any provision of the Plan or any award is or becomes or is deemed to be invalid, illegal, or unenforceable in any jurisdiction or as to any Person or Award, or would disqualify the Plan or any award under any law deemed applicable by the Committee, such provision shall be construed or deemed amended to conform to the applicable laws, or if it cannot be construed or deemed amended without, in the determination of the Committee, materially altering the intent of the Plan or the Award, such provision shall be stricken as to such jurisdiction, person or award and the remainder of the Plan and any such Award shall remain in full force and effect.

                  (f) Other Laws. The Committee may refuse to issue or transfer any Units or other consideration under an Award if, in its sole discretion, it determines that the issuance or transfer or such Units or such other consideration might violate any applicable law or regulation, the rules of the principal securities exchange on which the Units are then traded, or entitle the Partnership or an Affiliate to recover the same under Section 16(b) of the Exchange Act, and any payment tendered to the Company by a Participant, other holder or beneficiary in connection with the exercise of such Award shall be promptly refunded to the relevant Participant, holder or beneficiary.

                  (g) No Trust or Fund Created. Neither the Plan nor any award shall create or be construed to create a trust or separate fund of any kind or a fiduciary relationship between the Company or any participating Affiliate and a Participant or any other Person. To the extent that any Person acquires a right to receive payments from the Company or any participating Affiliate pursuant to an award, such right shall be no greater than the right of any general unsecured creditor of the Company or any participating Affiliate.

                  (h) No Fractional Units. No fractional Units shall be issued or delivered pursuant to the Plan or any Award, and the Committee shall determine whether cash, other securities, or other property shall be paid or transferred in lieu of any fractional Units or whether such fractional Units or any rights thereto shall be canceled, terminated, or otherwise eliminated.

                  (i) Headings. Headings are given to the Sections and subsections of the Plan solely as a convenience to facilitate reference. Such headings shall not be deemed in any way material or relevant to the construction or interpretation of the Plan or any provision thereof.

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                  (j)      Facility Payment. Any amounts payable hereunder to

any person under legal disability or who, in the judgment of the Committee, is unable to properly manage his financial affairs, may be paid to the legal representative of such person, or may be applied for the benefit of such person in any manner which the Committee may select, and the Company shall be relieved of any further liability for payment of such amounts.

                  (k) Gender and Number. Words in the masculine gender shall include the feminine gender, the plural shall include the singular and the singular shall include the plural.

         SECTION 9. Term of the Plan.

         The Plan shall be effective on the date of its approval by the Board and shall continue until the date terminated by the Board or Units are no longer available for grants of Awards under the Plan, whichever occurs first. However, unless otherwise expressly provided in the Plan or in an applicable Award Agreement, any Award granted prior to such termination, and the authority of the Board or the Committee to amend, alter, adjust, suspend, discontinue, or terminate any such Award or to waive any conditions or rights under such Award, shall extend beyond such termination date.

                                        ALLIANCE RESOURCE MANAGEMENT GP, LLC

                                        By: /s/ Thomas L. Pearson
                                             -------------------------------
                                        Title: Sr. Vice President

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